SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) August 13, 2004


                          OKID INTERACTIVE CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                    0-49749                    95-4881015
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(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)             Identification No.)


6400 North 48th Street, Paradise Valley, AZ                      85253
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code         (602) 954-1238
                                                         -------------------


DST Media, Inc., 2460 Jamacha Road, #147-2, El Cajon, CA   92019
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(Former Name or Former Address, If Changed Since Last Report)


Total number of pages:  20
Exhibit index at page:  5

Item 2.01  Acquisition of Assets

         Please refer to Item 5.01, Changes in Control of Registrant, for a description of the transaction in which the Registrant acquired a significant amount of assets.

Item 5.01  Changes in Control of Registrant

         On August 13, 2004, the Registrant acquired ("Acquisition") (i) all the issued and outstanding Class B Common stock of OKID Interactive Corporation, an Arizona corporation ("OKID"), from the sole (and controlling) stockholder of such corporation, Vincent W. Goett, and (ii) 67.34% of the issued and outstanding common stock of Toyopia Holdings Corporation, a Nevada corporation ("Toyopia"), from certain stockholders of Toyopia, including, Lauren Scott, who was, at the time of the Acquisition, the CEO, President, sole Director and sole stockholder of the Registrant. Each of OKID and Toyopia are involved in the business of children's toys and educational products; OKID's assets consist of proprietary technologies of which it is a licensee, and Toyopia's assets consist of designs and various children's toys and educational products. The Registrant intends to continue to use the assets of each of Toyopia and OKID to provide toys and children's educational products.

         In connection with the Acquisition, the Registrant issued an aggregate 21,683,561 shares of its common stock, of which (i) 20,000,000 shares were issued to Palmilla Ventures Limited Partnership, of which Vincent Goett is the general partner, and (ii) 1,683,561 shares were issued to the selling Toyopia shareholders, including 891,050 shares issued to Lauren Scott and 681,392 shares issued to Norman ("Bob") Reed, then a major stockholder, officer and director of Toyopia. In connection with the Acquisition, Lauren Scott surrendered for cancellation 8,280,000 shares of common stock of the Registrant, then constituting all of the issued and outstanding common stock of the Registrant. In addition to the common stock the Registrant issued in connection with the Acquisition, the Registrant agreed to pay Lauren Scott (also a major shareholder and officer and director of Toyopia) an aggregate $842,500 in consideration of the following: the surrender and cancellation of her common stock of the Registrant ($110,000); for deferred compensation owing to her by Toyopia ($250,000); for the payment by her of certain professional fees of Toyopia and other miscellaneous expenses ($32,500); and for amounts owing to her by Toyopia for certain designs and products ($450,000). In addition, the Registrant agreed to pay Norman ("Bob") Reed an aggregate of $157,500 in consideration of deferred compensation owing to him by Toyopia. The number of shares issued to the stockholders of OKID and Toyopia and the other consideration payable in connection with the Acquisition were based upon a determination by the Board of Directors of the Registrant as to the fair market value of the business of OKID and Toyopia.

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

         In connection with the Acquisition, the stockholder of OKID surrendered 1000 shares of Class B Common Stock, being all the issued and outstanding Class B Common Stock of OKID, all of which shares were surrendered by Mr. Goett, the former controlling stockholder of OKID, who, in connection with the Acquisition, acquired control of the Registrant. Also, in connection with the Acquisition, certain stockholders of Toyopia surrendered an aggregate of 32,120,000 shares of common stock of Toyopia, representing approximately 67% of the issued and outstanding capital stock of Toyopia, of which 13,000,000 were surrendered by Norman ("Bob") Reed, representing approximately 27% of the issued and outstanding capital stock of Toyopia, and 17,000,000 were surrendered by Lauren Scott (representing approximately 36% of the issued and outstanding capital stock of Toyopia). The basis of Mr. Goett's control of the Registrant is the percentage of the issued and outstanding voting securities of the Registrant beneficially owned by him. Following the Acquisition, Mr. Goett, the former sole stockholder of OKID, beneficially owned in the aggregate approximately 92% of the issued and outstanding voting securities of the Registrant, representing the 20,000,000 shares owned beneficially by him (now the controlling stockholder of the Registrant). Lauren Scott was the former controlling stockholder of the Registrant, who relinquished control of the Registrant in connection with the Acquisition. After the Acquisition, the Toyopia shareholders who surrendered their shares in connection with the Acquisition beneficially owned in the aggregate approximately 8% of the issued and outstanding voting securities of the Registrant, including 681,392 shares beneficially owned by Norman ("Bob") Reed and 891,050 beneficially owned by Lauren Scott.

Item 9.01  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired. It is impracticable at this time for the Registrant to file the required financial statements with respect to the business acquisition described in Item 5.01 of this Form 8-K. The Registrant anticipates that the required financial statements will be filed on or before October 29, 2004.

         (b)      Exhibits.
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                  Exhibit No.       Description of Exhibit

                     5.01           Purchase Agreement

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OKID Interactive Corporation
                                       ----------------------------
                                       (Registrant)


Date:  August 31, 2004                 /s/ JOSEPH PETTER
                                       -----------------------------------------
                                       Joseph Petter
                                       (Chief Operating Officer)

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

   5.01           Purchase Agreement

                          Omitted Schedules & Exhibits

         Schedule A        List of Toyopia selling Shareholders

         Exhibit A         Buyer Financial Statements for quarter ended
                           March 31, 2003 and year ended December 31, 2002


The Registrant undertakes to supply copies of the omitted Schedules and Exhibits to the Commission upon request.

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